Exhibit 5.1

KERR-McGEE CORPORATION P. O. Box 25861 • OKLAHOMA CITY, OKLAHOMA 73125

Gregory F. Pilcher	Writer’s Direct No.
Senior Vice President, General Counsel	(405) 270-2868
and Corporate Secretary	Fax (405) 270-3649
E-mail: gpilcher@kmg.com

July 25, 2005

Kerr-McGee Corporation

Kerr-McGee Center

Oklahoma City, Oklahoma 73125

Re:                     FORM S-8 REGISTRATION STATEMENT COVERING SECURITIES ISSUABLE UNDER THE 2005 LONG TERM INCENTIVE PLAN

Gentlemen:

You have requested my advice with respect to the legality of the shares of Common Stock, par value $1.00 per share (“Common Stock”), of Kerr-McGee Corporation, a Delaware corporation (“Company”) to be registered with the Securities and Exchange Commission on a Form S-8 Registration Statement (“Registration Statement”) and issuable pursuant to the Kerr-McGee Corporation 2005 Long Term Incentive Plan (“Plan”).

In connection with the foregoing request, I or a member of my staff, have examined the Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, corporate minutes, the Plan, and such other documents and records as I deem necessary to render the opinions contained herein. I have assumed the genuineness of all signatures and conformity to original documents of copies of such documents. As to any facts relevant to my opinion, I have relied upon information given to me by the Officers of the Company and others.

Based on the foregoing, it is my opinion that:

1.                                       The Company is in good standing under the laws of the State of Delaware.

2.                                       The authorized but unissued shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized by the Company and will, upon being issued under the Plan as described in the Registration Statement, be validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the captioned Registration Statement.

Sincerely,

/s/ Gregory F. Pilcher

Gregory F. Pilcher

Senior Vice President, General Counsel and Corporate Secretary